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                                                                    EXHIBIT 10.5

                              NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of _____________________, 1999, by and between HYPERFEED TECHNOLOGIES, INC., a Delaware corporation ("HyperFeed"), and PCQUOTE.COM, INC., a Delaware corporation (the "Company").

                                   R E C I T A L S

     WHEREAS, the Company and HyperFeed have entered into that certain Contribution and Separation Agreement (the "Separation Agreement") dated as of the date hereof, which provides, among other things, that HyperFeed shall contribute certain assets to the Company as an additional capital contribution to the Company, and the Company shall assume certain liabilities of HyperFeed;

     WHEREAS, as a condition to agreeing to enter into the Separation Agreement, the Company has required that the parties execute and deliver this Non-Competition Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and HyperFeed hereby, intending to be legally bound by the terms hereof, agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1    DEFINITIONS.

     "Company Business" shall mean a business, or component of a business, that is engaged in the maintenance of one or more Internet Server Farms for the delivery of financial market data and market analytics with financial news services via the Internet.

     "Company Non-Compete Termination Date" shall mean that date that is the later of (i) the date that is three (3) years from the date hereof or (ii) the date on which that certain DataFeed License Agreement dated as of the date hereof by and between the Company and HyperFeed (the "DataFeed License Agreement") is rightfully terminated by the Company under Section 8B thereof or such agreement expires and is not renewed.

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     "Data Feed" shall mean any digital market datafeed provided via the
Internet, satellite or land line containing market data information obtained, selected and consolidated under the authority of various agencies and other information providers.

     "HyperFeed Non-Compete Termination Date" shall mean that date that is the earlier of (i) the date that is three (3) years from the date hereof or
(ii) the date on which the DataFeed License Agreement expires and is not renewed or is rightfully terminated by HyperFeed under Section 8B thereof.

     "Intellectual Property" shall mean (i) the intellectual property listed on the attached Exhibit A which was licensed to the Company pursuant to the Separation Agreement, and (ii) that certain software package licensed to both the Company and HyperFeed by Townsend Analytics, Ltd., together with any modifications to or derivations of such software package and source code.

     "Internet" shall mean the global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such content is delivered through on-line browsers, off-line browsers, or through "internet push" technology.

     "Internet Server Farm" shall mean a computer system designed to receive Data Feed from a Data Feed provider and repackage the information delivered in the Data Feed into various formats for redistribution via the Internet to other users.

     "Person" shall mean any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

                                      ARTICLE II

                              NON-COMPETITION RESTRAINTS

     SECTION 2.1 HYPERFEED NON-COMPETITION RESTRAINTS. HyperFeed shall not either by itself or through any controlled affiliate or subsidiary:

            (a) during the period commencing with the date hereof and terminating on the HyperFeed Non-Compete Termination Date (i) engage in the Company Business, or (ii) own more than five percent (5%) of the outstanding equity interest of any entity (other than the Company) that engages in the Company Business; provided that HyperFeed shall not be deemed to be engaged in the Company Business merely by providing Data Feed to a Person who is engaged in the Company Business.

            (b) during the period commencing with the date hereof and terminating on the HyperFeed Non-Compete Termination Date license, sublicense, assign or otherwise transfer all or any part of the Intellectual Property to any entity that directly or indirectly engages in the redistribution of such Intellectual Property via the Internet (unless such redistribution or use of the Intellectual Property via the Internet occurs solely pursuant to a separate arrangement that such entity has with the Company); or

            (c) during the period commencing with the date hereof and terminating on the HyperFeed Non-Compete Termination Date directly or indirectly for its own account or for or with any other person or entity of any kind whatsoever without the consent and cooperation of the Company (i) hire, solicit or endeavor to entice away

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from the Company, any person who at the time of such solicitation or attempted solicitation was employed by the Company, in order for such person to accept employment or association with another person, or entity of any kind whatsoever, or (ii) approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity.

Notwithstanding anything in this Section 2.1 to the contrary, HyperFeed shall at all times remain free, either by itself or through any controlled affiliate or subsidiary, to (A) license or sublicense, all or part of the Intellectual Property (i) to any licensed Broker or Dealer (as those terms are defined under Section 202(a) of the Investment Advisers Act of 1940) for redistribution to Persons having an account with such Broker or Dealer, (ii) to employees, correspondents, or agents of such Broker or Dealer, or (iii) in relation to such Broker or Dealer's promotional efforts not to exceed thirty (30) days; and (B) own more than five percent (5%) of the outstanding equity interest of such Broker or Dealer.

     SECTION 2.2 COMPANY NON-COMPETITION RESTRAINTS. The Company shall not either by itself or through any affiliate or subsidiary:

            (a) during the period commencing with the date hereof and terminating on the Company Non-Compete Termination Date (i) engage in the business of redistributing Data Feed (other than to AB Watley, an existing customer of the Company) in any way other than through Internet Server Farms owned and hosted by the Company or by Townsend Analytics Ltd., (ii) own more than five percent (5%) of the outstanding equity interest of any entity that engages in the business of redistributing a Data Feed in any way, other than an entity that redistributes Data Feed via the Internet through Internet Server Farms owned and hosted by the Company; or

            (b) during the period with the date hereof and terminating on the Company Non-Compete Termination Date, directly or indirectly for its own account or for or with any other person or entity of any kind whatsoever without the consent and cooperation of HypeFeed (i) hire, solicit or endeavor to entice away from HyperFeed, any person who at the time of such solicitation or attempted solicitation was employed by HyperFeed in order for such person to accept employment or association with another person, or entity of any kind whatsoever, or (ii) approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity.


                                     ARTICLE III

                                         TERM

     SECTION 3.1  TERM OF AGREEMENT.   The term of this Agreement shall be the
period commencing on the date hereof and terminating on the later of the Company Non-Compete Termination Date and the HyperFeed Non-Compete Termination
Date.

                                      ARTICLE IV

                                    MISCELLANEOUS



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     SECTION 4.1  JUDICIAL MODIFICATION OF TERMS.  In the event any of the terms of this Agreement are deemed to be unreasonable by a court of competent jurisdiction, the parties expressly authorize such court to modify any such terms as necessary to make the restrictions in this Agreement reasonable.

     SECTION 4.2 REMEDIES. The parties agree that this Agreement is intended to protect and preserve legitimate business interests of each respective party. It is further agreed that any breach of this Agreement may render irreparable harm to the non-breaching party. In the event of a breach of this Agreement, the non-breaching party, in addition to the indemnity and other remedy provisions of the Separation Agreement, shall have available to it all remedies provided by law and equity, including, but not limited to, temporary and permanent injunctive relief to restrain the breaching party from violating this Agreement.

     SECTION 4.3 NOTICES. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, telefax or overnight mail, addressed as follows:

            (a)   if to the Company:

                  PCQuote.com, Inc.
                  300 South Wacker Drive, Suite 300
                  Chicago, Illinois 60606
                  Attn:  Andrew Peterson


            (b)   if to HyperFeed:

                  HyperFeed Technologies, Inc.
                  300 South Wacker Drive, Suite 300
                  Chicago, Illinois 60606
                  Attn:  John Juska

     SECTION 4.4 AMENDMENT; MODIFICATION; WAIVER. No provision in this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing, signed by both parties, or a person authorized thereby. Except as otherwise specifically provided in this Agreement, no waiver by any party hereto or any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

     SECTION 4.5 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


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     SECTION 4.6  ASSIGNMENT; SUCCESSORS AND ASSIGNS.  This Agreement shall not be assigned to any third party without the prior written consent of the other party. This Agreement shall inure to the benefit of and shall be binding upon the parties' respective successors and assigns.

     SECTION 4.7 GOVERNING LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Illinois without reference to the principles of conflict of laws.

     SECTION 4.8 ENTIRE AGREEMENT. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings, terms and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

     SECTION 4.9 COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which shall be an original and together shall constitute one and the same instrument.

     SECTION 4.10 CONFIDENTIALITY.    Each party agrees not to disclose to any
third party other than its legal counsel and financial advisers any information delivered pursuant to this Agreement without the prior written consent of the other party.


                                      * * * * *




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                                      * * * * *


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              HYPERFEED TECHNOLOGIES, INC.,
                              a Delaware corporation



                              By:
                                   ---------------------------------------------
                                   John E. Juska, Senior Vice President


                              PCQUOTE.COM, INC.,
                              a Delaware corporation



                              By:
                                   ---------------------------------------------
                                        Timothy K. Krauskopf, President





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                                      Exhibit A

                             to Non-Competition Agreement


ORBIT:
Orbit, including object code, source code, application documentation and source code documentation as described in the documentation. Orbit is a software product comprised of a set of modular, front-end, financial market software applications, created by HyperFeed used as a real-time market tool for the online investor. These applications are tailored specifically for use with HyperFeed, and utilize the Quote Socket application programming interface ("API"). Orbit is written in C++ utilizing Microsoft Foundation classes, each application is self contained, and loosely coupled to the other applications through propriety API's.


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